Exhibit 23.2



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated February 12, 1998 (except for Note 14 as to which the date is March 17, 1998) accompanying the consolidated financial statements of Total Containment, Inc. and subsidiaries appearing on Form 10-K for the year ended December 31, 1997, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
August 18, 1998